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                                 AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of March __, 2007, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated March 31, 2006, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Select Real Estate Income Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     AIM COUNSELOR SERIES TRUST

          AIM Select Real Estate Income Fund

          AIM Structured Core Fund

          AIM Structured Growth Fund

          AIM Structured Value Fund"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                    INVESCO INSTITUTIONAL (N.A.), INC.


By:                                     By:
    ---------------------------------       ------------------------------------
    Philip A. Taylor                    Name:
    President                                 ----------------------------------
                                        Title:
                                               ---------------------------------